Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Issuer:

South Bow USA Infrastructure Holdings LLC

Guarantors:

South Bow Corporation

South Bow Infrastructure Holdings Ltd.

South Bow Canadian Infrastructure Holdings Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Debt	4.911% Senior Notes due 2027	457 (f); 457(a)	$700,000,000	—	$700,000,000(1)	0.0001531	$107,170.00

Fees to be Paid	Debt	Guarantees of 4.911% Senior Notes due 2027(3)	457(n)	—	—	—	—	—	(2)

Fees to be Paid	Debt	5.026% Senior Notes due 2029	457 (f); 457(a)	$1,000,000,000	—	$1,000,000,000(1)	0.0001531	$153,100.00

Fees to be Paid	Debt	Guarantees of 5.026% Senior Notes due 2029(3)	457(n)	—	—	—	—	—	(2)

Fees to be Paid	Debt	5.584% Senior Notes due 2034	457 (f); 457(a)	$1,250,000,000	—	$1,250,000,000(1)	0.0001531	$191,375.00

Fees to be Paid	Debt	Guarantees of 5.584% Senior Notes due 2034(3)	457(n)	—	—	—	—	—	(2)

Fees to be Paid	Debt	6.176% Senior Notes due 2054	457 (f); 457(a)	$700,000,000	—	$700,000,000(1)	0.0001531	$107,170

Fees to be Paid	Debt	Guarantees of 6.176% Senior Notes due 2054(3)	457(n)	—	—	—	—	—	(2)

Fees Previously Paid	—	—	—	—		—		—

Carry Forward Securities

Carry Forward Securities		—	—	—	—		—	—

	Total Offering Amounts						$3,650,000,000	$558,815.00

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$558,815.00

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is required for the guarantees.

(3)	South Bow Corporation, South Bow Infrastructure Holdings Ltd. and South Bow Canadian Infrastructure Holdings Ltd. are the guarantors of the notes being registered hereby.